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                                                                 EXHIBIT 23.14.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Financial Information" and "Experts" and to the use of our reports dated February 16, 1998, with respect to the financial statements of Winrock-Houston Limited Partnership for the years ended December 31, 1997 and 1996, in the Prospectus Supplement of AIMCO Properties, L.P.




                                                   /s/ Imowitz Koenig & Co., LLP


New York, NY
October 2, 1998